AFC ENTERPRISES, INC.
2006 INCENTIVE STOCK PLAN
RESTRICTED STOCK UNIT GRANT CERTIFICATE
FOR A NON-EMPLOYEE DIRECTOR
GRANT
     This Certificate evidences the grant by AFC Enterprises, Inc. (“Company”) of an award (“Award”), in accordance with the AFC Enterprises, Inc. 2006 Incentive Stock Plan (the “Plan”) and the terms and conditions below, of ______ restricted stock units (“Restricted Stock Units”) to ____________ (“Director”). Each Restricted Stock Unit represents the right to receive one share of our common stock (“Stock”) as of the date on which the Restricted Stock Unit is payable. This Award is granted effective as of _________ (the “Grant Date”).

AFC ENTERPRISES, INC.

By:

Title:	Chief Executive Officer

TERMS AND CONDITIONS
     § 1 Plan and Grant Certificate. This Award is subject to all of the terms and conditions in this Certificate and in the Plan (including, without limitation, the provisions of Sections 13 and 14 of the Plan that (a) provide for adjustment upon a change in capitalization (including stock splits) of the Company or upon certain corporate transactions and (b) address a sale, merger or change in control of the Company); provided, however, that if a term of the Plan would cause this Award to be subject to Section 409A of the Code, such term is not incorporated by reference. If a determination is made that any term or condition in this Certificate is inconsistent with the Plan, the Plan will control. All of the capitalized terms not otherwise defined in this Certificate will have the same meaning in this Certificate as in the Plan. A copy of the Plan will be available to Director at the Company’s executive offices upon written request to the Secretary of the Company.
     § 2 Stockholder Rights. Restricted Stock Units are not actual shares of Stock but the Restricted Stock Units will be held in an account (“Account”) in book-entry form. Director will have no direct or secured claim in any specific assets of the Company and until the settlement of the Award will be a general and unsecured creditor of the Company.

     Director will have no rights as a stockholder with respect to any Restricted Stock Units.
     § 3 Vesting and Forfeiture.
          (a) Director will vest in the Restricted Stock Units as follows on each of the vesting dates described below, provided Director continuously serves on the Company’s board of directors from the Grant Date through the applicable vesting date:
     (i) ___Restricted Stock Units will vest on ___, 200_,
     (ii) ___Restricted Stock Units will vest on ___, 200_,
     (iii) ___Restricted Stock Units will vest on ___, 200_, and
     (iv) ___Restricted Stock Units will vest on ___, 200_.
If Director’s board service terminates before a vesting date, Director will forfeit rights with respect to all unvested Restricted Stock Units.
          (b) Director shall vest with respect to 100% of the Restricted Stock Units if Director has a separation from service by reason of death or disability within the meaning of Section 409A(a)(2)(A)(ii).
          (c) Director will forfeit any Restricted Stock Units if, before they are settled, Director’s board service ends because:
     (i) Director materially fails to substantially perform Director’s duties;
     (ii) Director engages in illegal or grossly negligent conduct that is materially injurious to the Company or any Affiliate or Subsidiary;
     (iii) Director materially violates any law or regulation governing the Company or any Affiliate or Subsidiary;
     (iv) Director commits a material act of fraud or dishonesty which has had or is likely to have a material adverse effect upon the Company’s (Affiliates’ or Subsidiaries’) operations or financial conditions;
     (v) Director materially breaches the terms of any other agreement with the Company or any Affiliate or Subsidiary; or
     (vi) Director breaches any term of the Plan or this Award.
Also, if Director has a separation from service for any reason other than those listed above and the Company subsequently discovers that Director actively concealed an act, event or failure that is within those listed above and the Company could not have discovered that act, event or failure through reasonable diligence before such separation, Director will be required to repay to the Company the full value Director received under this Award.
     § 4 Settlement of Restricted Stock Units. Subject to the provisions of § 7 below, the Company will issue to Director a stock certificate representing the number of shares of Stock equal to the number of vested Restricted Stock Units as soon as practicable after Director has a separation from service within the meaning of Section 409A(a)(2)(A)(i) of the Code.
     § 5 Nontransferable. Except as expressly authorized by the Committee, no rights granted under this Award shall be transferable by Director other than by will or by the laws of descent and distribution, and the rights granted under this Award shall be exercisable during Director’s lifetime only by Director. Any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this Award in contravention of this Award and the Plan shall be null and void and shall have no effect. Director’s legal representative and the person or persons, if any, to whom this Award is transferred by will or by the laws of descent and distribution or through a Committee authorization shall be treated after Director’s death the same as Director under this Award.
     § 6 Beneficiary Designation. Director may name a Beneficiary or Beneficiaries to receive Restricted Stock Units which are settled after Director’s death. If Director dies without naming a Beneficiary, the Restricted Stock Units subject to this Award will be converted to shares of Stock and distributed to Director’s surviving spouse or, if Director does not have a surviving spouse, to Director’s estate.
     § 7 Withholding. The Company will take whatever action it deems necessary to satisfy applicable federal, state and other withholding requirements.
     § 8 Rule 16b-3. The Company shall have the right to amend this Restricted Stock Unit grant, to withhold or otherwise restrict the transfer of the shares of Restricted Stock to Director as the Company deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Section 16 of the 1934 Act might be applicable to the grant or transfer.
     § 9 Other Laws. The Company may refuse to transfer shares of Stock to Director if the Company acting in its absolute discretion determines that the transfer of such shares might violate any applicable law or regulation.
     § 10 No Right to Continue Service. Neither the Plan, this Certificate, nor any related material shall give Director the right to continue in board service with the Company or adversely affect the right of the Company at any time to terminate Director’s service for reasons described in § 3(c).
     § 11 Governing Law. The Plan and this Certificate are governed by the laws of the State of Georgia.
     § 12 Binding Effect. This Certificate is binding upon the Company and Director and their respective heirs, executors, administrators and successors.
     § 13 Headings and Sections. The headings contained in this Certificate are for reference purposes only and shall not affect in any way the meaning or interpretation of this Certificate. Any references to sections (§) in this Certificate shall be to sections (§) of this Certificate unless otherwise expressly stated as part of such reference.

AFC ENTERPRISES, INC.
2006 INCENTIVE STOCK PLAN
RESTRICTED STOCK UNIT GRANT CERTIFICATE
[EMPLOYEE]
GRANT
     This Certificate evidences the grant by AFC Enterprises, Inc. (“Company”) of an award (“Award”), in accordance with the AFC Enterprises, Inc. 2006 Incentive Stock Plan (the “Plan”) and the terms and conditions below, of ___restricted stock units (“Restricted Stock Units”) to ___(“Employee”). Each Restricted Stock Unit represents the right to receive one share of our common stock (“Stock”) as of the date on which the Restricted Stock Unit is payable. This Award is granted effective as of ___(the “Grant Date”).

AFC ENTERPRISES, INC.

By:

Title:	Chief Executive Officer

TERMS AND CONDITIONS
     § 1 Plan and Grant Certificate. This Award is subject to all of the terms and conditions in this Certificate and in the Plan (including, without limitation, the provisions of Sections 13 and 14 of the Plan that (a) provide for adjustment upon a change in capitalization (including stock splits) of the Company or upon certain corporate transactions and (b) address a sale, merger or change in control of the Company); provided, however, that if a term of the Plan would cause this Award to be subject to Section 409A of the Code, such term is not incorporated by reference. If a determination is made that any term or condition in this Certificate is inconsistent with the Plan, the Plan will control. All of the capitalized terms not otherwise defined in this Certificate will have the same meaning in this Certificate as in the Plan. A copy of the Plan will be available to Employee at the Company’s executive offices upon written request to the Secretary of the Company.
     § 2 Stockholder Rights. Restricted Stock Units are not actual shares of Stock but the Restricted Stock Units will be held in an account (“Account”) in book-entry form. Employee will have no direct or secured claim in any specific assets of the Company and until the settlement of the Award will be a general and unsecured creditor of the Company.

     Employee will have no rights as a stockholder with respect to any Restricted Stock Units.
     § 3 Vesting and Forfeiture.
          (a) Employee will be vested in 3/12th of the Restricted Stock Units on the Grant Date. Employee will vest in the balance of the Restricted Stock Units as follows on each of the vesting dates described below:
          (i) 1/12th of the Restricted Stock Units will vest on August 25, 2006,
          (ii) 1/12th of the Restricted Stock Units will vest on September 25, 2006,
          (iii) 1/12th of the Restricted Stock Units will vest on October 25, 2006,
          (iv) 1/12th of the Restricted Stock Units will vest on November 25, 2006,
          (v) 1/12th of the Restricted Stock Units will vest on December 25, 2006,
          (vi) 1/12th of the Restricted Stock Units will vest on January 25, 2007,
          (vii) 1/12th of the Restricted Stock Units will vest on February 25, 2007,
          (viii) 1/12th of the Restricted Stock Units will vest on March 25, 2007, and
          (ix) 1/12th of the Restricted Stock Units will vest on April 25, 2007.
If Employee’s employment terminates before a vesting date, Employee will forfeit rights with respect to all unvested Restricted Stock Units.
          (b) Employee shall vest with respect to 100% of the Restricted Stock Units if Employee has a separation from service by reason of death or disability within the meaning of Section 409A(a)(2)(A)(ii).
     § 4 Settlement of Restricted Stock Units. Subject to the provisions of § 7 below, the Company will issue to Employee a stock certificate representing the number of shares of Stock equal to the number of vested Restricted Stock Units as soon as practicable after Employee has separation from service within the meaning of Section 409A(a)(2)(A)(i) of the Code.

     § 5 Nontransferable. Except as expressly authorized by the Committee, no rights granted under this Award shall be transferable by Employee other than by will or by the laws of descent and distribution, and the rights granted under this Award shall be exercisable during Employee’s lifetime only by Employee. Any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this Award in contravention of this Award and the Plan shall be null and void and shall have no effect. Employee’s legal representative and the person or persons, if any, to whom this Award is transferred by will or by the laws of descent and distribution or through a Committee authorization shall be treated after Employee’s death the same as Employee under this Award.
     § 6 Beneficiary Designation. Employee may name a Beneficiary or Beneficiaries to receive Restricted Stock Units which are settled after Employee’s death. If Employee dies without naming a Beneficiary, the Restricted Stock Units subject to this Award will be converted to shares of Stock and distributed to Employee’s surviving spouse or, if Employee does not have a surviving spouse, to Employee’s estate.
     § 7 Withholding. The Company will take whatever action it deems necessary to satisfy applicable federal, state and other withholding requirements.
     § 8 Rule 16b-3. The Company shall have the right to amend this Restricted Stock Unit grant, to withhold or otherwise restrict the transfer of the shares of Restricted Stock to Employee as the Company deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Section 16 of the 1934 Act might be applicable to the grant or transfer.
     § 9 Other Laws. The Company may refuse to transfer shares of Restricted Stock to Employee if the Company acting in its absolute discretion determines that the transfer of such shares might violate any applicable law or regulation.
     § 10 No Right to Continue Employment. Neither the Plan, this Certificate, nor any related material shall give Employee the right to continue in employment with the Company, any Parent, Subsidiary or Affiliate or to adversely affect the right of the Company, any Parent, Subsidiary or Affiliate to terminate Employee’s employment with or without Cause at any time subject to the terms of any written employment agreement to which Employee and the Company are parties.
     § 11 Governing Law. The Plan and this Certificate are governed by the laws of the State of Georgia.
     § 12 Binding Effect. This Certificate is binding upon the Company and Employee and their respective heirs, executors, administrators and successors.
     § 13 Headings and Sections. The headings contained in this Certificate are for reference purposes only and shall not affect in any way the meaning or interpretation of this Certificate. Any references to sections (§) in this Certificate shall be to sections (§) of this Certificate unless otherwise expressly stated as part of such reference.